ARTICLES OF INCORPORATION

                                       OF

                             PATAPSCO BANCORP, INC.




     The undersigned, Joseph J. Bouffard, whose address is 1301 Merritt Boulevard, Dundalk, Maryland 21222, being at least 18 years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland having the following Articles of Incorporation:


                                    ARTICLE I

                                      NAME

     The name of the corporation is Patapsco Bancorp, Inc. (herein the "Corporation").


                                   ARTICLE II

                                PRINCIPAL OFFICE

         The address of the Corporation's principal office in the State of Maryland is 1301 Merritt Boulevard, Dundalk, Maryland 21222, or such other place as may be designated in the bylaws of the Corporation.


                                   ARTICLE III

                                     POWERS

         The purpose for which the Corporation is organized is to act as a financial institution holding company and to transact all other lawful business for which corporations may be incorporated pursuant to the General Laws of the State of Maryland. The Corporation shall have all the powers of a corporation organized under the General Laws of the State of Maryland.


                                   ARTICLE IV

                                 RESIDENT AGENT

         The name and mailing address of the initial resident agent of the Corporation in the State of Maryland is Joseph J. Bouffard, 1301 Merritt Boulevard, Dundalk, Maryland 21222. The resident agent is a citizen of the State of Maryland.


                                    ARTICLE V

                                INITIAL DIRECTORS

         The number of directors constituting the initial board of directors of the Corporation is eight, which number may be increased or decreased pursuant to the bylaws of the Corporation and Article XI of these Articles, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the persons who are to serve as directors until the first annual meeting and until their successors are elected and qualified, are:

                                      Name
                                      ----

     Joseph J. Bouffard                            Douglas H. Ludwig
     Nicole N. Kantorski                           Joseph N. McGowan
     S. Robert Kinghorn                            Thomas P. O'Neill
     Robert M. Lating                              Theodore C. Patterson



                                   ARTICLE VI

                                  CAPITAL STOCK

     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 5,000,000, of which 4,000,000 are to be shares of common stock, $.01 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.01 par value per share. The aggregate par value of all shares of capital stock is $50,000. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article VI or to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares, other than cash, shall be determined by the board of directors in accordance with the General Laws of the State of Maryland. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend or stock split, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend or stock split shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

     A. Common Stock.  Except as provided in these Articles,  the holders of the
        ------------
common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only as declared by the board of directors of the Corporation.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

     B. Serial Preferred Stock. Except as provided in these Articles,  the board
        ----------------------
of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

     1. the distinctive designation and the number of shares constituting such class or series;

     2. the dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     3. the voting powers, full or limited, if any, of the shares of such class or series;

     4. whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

     5. the amount or amounts payable upon the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     6. whether the shares of such class or series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

     7. whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     8. the subscription or purchase price and form of consideration for which the shares of such class or series shall be issued;

     9. whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other class or series; and

     10. any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and these Articles.

     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of preferred stock of the same series.


                                   ARTICLE VII

                                PREEMPTIVE RIGHTS

     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series, but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.


                                  ARTICLE VIII

                              REPURCHASE OF SHARES

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.


                                   ARTICLE IX

                   MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING

     A. Any action required to be taken or which may be taken at any meeting of stockholders of the Corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof and if a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

     B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the chairman of the board, by the president, by the board of directors of the Corporation, by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings, or by the holders of not less than 25% of all the outstanding shares entitled to vote on the matter for which the meeting is called, but such special meetings may not be called by any other person or persons. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months.

     C. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

     D. Meetings of stockholders may be held at any place within the United States as the bylaws may provide.


                                    ARTICLE X

                      NOTICE FOR NOMINATIONS AND PROPOSALS

     A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Corporation not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 40 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     B. Each such notice given by a stockholder to the secretary of the Corporation with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article X.

     C. The chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.


                                   ARTICLE XI

                                    DIRECTORS

     A. Number;  Vacancies.  The number of directors of the Corporation shall be
        ------------------
such number, not less than five nor more than eleven (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the bylaws, provided that no action shall be taken to decrease or increase the number of directors unless at least two-thirds of the directors then in office shall concur in said action, and further provided that no increase or decrease in the number of directors shall affect the tenure of office of any director. Subject to the rights of the holders of any class of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the stockholders or the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining.

     B.  Classified  Board.  At the first annual meeting of  stockholders of the
         -----------------
Corporation, the board of directors of the Corporation shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, which classes shall be designated Class I, Class II and Class III. At such annual meeting of stockholders, directors assigned to Class I shall be elected to hold office for a term expiring at the first succeeding annual meeting of stockholders thereafter, directors assigned to Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting thereafter, and directors assigned to Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each annual meeting of stockholders of the Corporation, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

     Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article XI. Notwithstanding the foregoing, and except as otherwise may be required by law and provisions of the preferred stock of the Corporation, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.


                                   ARTICLE XII

                              REMOVAL OF DIRECTORS

     Notwithstanding any other provision of these Articles or the bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XII shall not apply with respect to the director or directors elected by such holders of preferred stock.


                                  ARTICLE XIII

                          ACQUISITION OF CAPITAL STOCK

     A.  Five-Year  Prohibition.  For a period of five years from the  effective
         ----------------------
date of the completion of the conversion of Patapsco Federal Savings and Loan Association (the "Association") from mutual to stock form (which entity shall become a wholly owned subsidiary of the Corporation upon such conversion), no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Continuing Directors, as defined in Article XIV. In addition, for a period of five years from the completion of the conversion of the Association from mutual to stock form (which entity shall become a wholly owned subsidiary of the Corporation upon such conversion), and notwithstanding any provision to the contrary in these Articles or in the bylaws of the Corporation, where any person directly or indirectly acquires beneficial ownership of more than 10% of any class of equity security of the Corporation in violation of this Article XIII, the securities beneficially owned in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     B. Prohibition  after Five Years. If, at any time after five years from the
        -----------------------------
effective date of the completion of the conversion of the Association from mutual to stock form (which entity shall become a wholly owned subsidiary of the Corporation upon such conversion), any person shall acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation without the prior approval by a two-thirds vote of the Continuing Directors, as defined in Article XIV, then the record holders of voting stock of the Corporation beneficially owned by such acquiring person shall have only the voting rights set forth in this paragraph B on any matter requiring the vote or consent of shareholders. With respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock of the Corporation which such record holders would otherwise be entitled to cast without giving effect to this paragraph B, the record holders in the aggregate shall be entitled to cast only one-hundredth of a vote, and the aggregate voting power of such record holders, so limited for all shares of voting stock of the Corporation beneficially owned by such acquiring person, shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power, prior to imposing the limitations of this paragraph B, of the outstanding shares of voting stock of the Corporation beneficially owned by such record holder by a fraction whose numerator is the number of votes equal to 10% of the shares of voting stock of the Corporation and whose denominator is the total number of votes represented by the shares of voting stock of the Corporation that are beneficially owned by such acquiring person; any share held by such record holder in excess of the allocated amount as determined in accordance with the previous clause shall be entitled to cast one-hundredth of a vote. A person who is a record owner of shares of voting stock of the Corporation that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this paragraph B by virtue of such shares being so beneficially owned by any of such acquiring persons.

     C.  Continuing  Service of  Directors as Advisory  Directors.  In the event
         --------------------------------------------------------
that, following any acquisition by a person of more that 10% of any class of equity security of the Corporation or merger involving the Corporation, whether or not the Corporation is the surviving corporation, the board of directors fails to nominate for election as a director, or the stockholders of the Corporation do not elect as a director, a Continuing Director, as defined in
Article XIV (unless a majority of the Continuing Directors fail to nominate such Continuing Director for election as a director), or terminates the service of an advisory director serving as such prior to such acquisition, then such Continuing Director or advisory director shall be entitled to serve as an advisory director of the Corporation or any successor thereto. This paragraph C shall survive and shall remain in full force and effect until December 31, 2001 notwithstanding any such acquisition or merger. The requirements of this paragraph C shall expire on December 31, 2001.

     D.  Definitions.  The term "person" means an individual,  a group acting in
         -----------
concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group acting in concert formed for the purpose of acquiring, holding, voting or disposing of securities of the Corporation. The term "acquire"
includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. The term group "acting in concert" includes (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, and (b) a combination or pooling of voting or other interest in the Corporation's outstanding shares for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The term "beneficial ownership" shall have the meaning defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles.

     E. Exclusion for Employee Benefit Plans, Directors, Officers, Employees and
        ------------------------------------------------------------------------
Certain Proxies. The restrictions contained in this Article XIII shall not apply
---------------
to (i) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 10% of any class of equity security of the Corporation, (ii) any proxy granted to one or more Continuing Directors, as defined in Article XIV, by a stockholder of the Corporation or (iii) any employee benefit plans of the Corporation or a subsidiary thereof. In addition, the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries or group of any of them shall be exempt from the provisions of this Article XIII should any such person or group become a beneficial owner of more than 10% of any class of equity security of the Corporation.

     F. Determinations.  A majority of the Continuing  Directors,  as defined in
        --------------
Article XIV,  shall have the power to construe and apply the  provisions of this
Article XIII and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (a) the number of shares beneficially owned by any person, (b) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (c) the application of any other definition or operative provision of this Article XIII to the given facts or (d) any other matter relating to the applicability or effect of this Article XIII. Any constructions, applications, or determinations made by the Continuing Directors pursuant to this Article XIII in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.


                                   ARTICLE XIV

                    APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     The  stockholder  vote  required  to  approve  Business   Combinations  (as
hereinafter defined) shall be as set forth in this section.

     A. (1) Except as otherwise expressly provided in this Article XIV, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and
     (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

               (a)  any  merger,   consolidation   or  share   exchange  of  the
          Corporation with or into a Related Person (as hereinafter defined);

               (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

               (c) any merger, consolidation or share exchange of a Related Person with or into the Corporation or a subsidiary of the Corporation;

               (d) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

               (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

               (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

               (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation; and

               (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article XIV.

               (2) Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange or interdealer securities system which might otherwise permit a lesser vote or no vote.

               (3) The term "Business Combination" as used in this Article XIV shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

     B. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange or interdealer securities system, if the Business Combination shall have been approved by a two-thirds vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

     C. For the purposes of this Article XIV the following definitions apply:

               (1) The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

               (2) The term "Substantial Part" shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

               (3) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

               (4) The term "Continuing Director Quorum" shall mean a majority of the Continuing Directors capable of exercising the powers conferred on them.


                                   ARTICLE XV

                       EVALUATION OF BUSINESS COMBINATIONS

         In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XIV hereof) or a tender or exchange offer, the board of directors of the Corporation may, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or entity and its or their management.


                                   ARTICLE XVI

                LIMITATION OF OFFICERS' AND DIRECTORS' LIABILITY

     An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (iii) to the extent otherwise required by Maryland law. If Maryland law is amended or enacted after the date of filing of these articles to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by Maryland law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE XVII

                                 INDEMNIFICATION

     A. The Corporation shall indemnify, to the fullest extent permissible under the Maryland General Corporation Law, any individual who is or was a director, officer, employee or agent of the Corporation, and any individual who serves or served at the Corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity.

     B. (1) Reasonable expenses incurred by any person identified in paragraph A of this Article XVII who is a party to a proceeding will be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding upon receipt by the Corporation of: (i) a written affirmation by such person of his good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in this Article XVII has been met; and (ii) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

        (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make the repayment.

     C.  Nonexclusive.  The  indemnification  and  advance  payment of  expenses
         ------------
provided by paragraphs A and B shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     D. Continuation.  The  indemnification and advancement of expenses provided
        ------------
by this Article XVII shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article XVII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A and B shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

     E.  Insurance.  The  Corporation  shall purchase and maintain  insurance on
         ---------
behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A and B.

     F. Intention and Savings  Clause.  It is the intention of this Article XVII
        -----------------------------
to provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Maryland, and this Article XVII shall be interpreted accordingly. If this Article XVII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XVII that shall not have been invalidated and to the full extent permitted by applicable law. If the General Corporation Law of the State of Maryland is amended, or other Maryland law is enacted, to permit further or additional indemnification of the persons defined in this Article XVII.A, then the indemnification of such persons shall be to the fullest extent permitted by the General Corporation Law of the State of Maryland, as so amended, or such other Maryland law.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE XVIII

                               AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of these Articles or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall not be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.


                                   ARTICLE XIX

                     AMENDMENT OF ARTICLES OF INCORPORATION

     The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles IX, X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII and this Article XIX of these Articles may not be repealed, altered amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting); except that such repeal, alteration, amendment or rescission may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by a majority of the Continuing Directors, as defined in Article XIV of these Articles.

     IN WITNESS WHEREOF, I have signed these articles and acknowledge the same to be my act this 8th day of November, 1995.




                                     /s/ Joseph J. Bouffard
                                     ------------------------------------
                                     Joseph J. Bouffard, Incorporator

                             ARTICLES SUPPLEMENTARY
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             PATAPSCO BANCORP, INC.



         WHEREAS, by the Articles of Incorporation (the "Articles") of Patapsco Bancorp, Inc. (the "Corporation"), 1,000,000 shares of serial preferred stock, with $0.01 par value per share (the "Preferred Stock") are authorized; and

         WHEREAS, in and by Article VI of the Articles, the Board of Directors of the Corporation, pursuant to Section 2-208 of the Maryland General Corporation Law (the "Act"), is expressly authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of Preferred Stock in series and to fix and state the powers, designations, preferences, and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof; and

         WHEREAS, the Board of Directors now desires to fix and determine the terms of the Preferred Stock with respect to the issuance of certain shares of Preferred Stock.

         NOW, THEREFORE, BE IT RESOLVED, as follows:

A.       Issuance and Designation Thereof.
         --------------------------------

         There is hereby created a series of such Preferred Stock to be designated as the Series A Non-cumulative, Perpetual Convertible Preferred Stock (the "Series A Shares"). The Series A Shares shall be a closed series consisting of 114,107 Series A Shares, each Series A Share having a Liquidation Preference (as defined in Section C.1) of $25.00. The number of Series A Shares may not be increased, but may be decreased, but not below the number of Series A Shares then outstanding. Each Series A Share shall have the same relative powers, preferences and rights as, and shall be identical in all respects with the other Series A Shares.

B.       Dividends.
         ---------

         (1) The holders of Series A Shares shall be entitled to receive when, as and if declared by the Board of Directors, but only out of funds legally available therefor, from the date of issue of such shares to and including the last day of the calendar quarter (March 31, June 30, September 30 or December 31, as the case may be) which includes the date of issue (the "Initial Dividend Period") and for each dividend period commencing on the first day of each calendar quarter (January 1, April 1, July 1 or October 1, as the case may be) commencing after the Initial Dividend Period and ending on and including the last day of each such calendar quarter (the Initial Dividend Period and each such other dividend periods herein referred to as a "Dividend Period"), cash dividends at the fixed annual rate per share of 7.5% of its Liquidation Preference per annum ($25.00 per annum per Series A Share), as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding Series A Shares. Dividends shall be payable to holders of record of the Series A Shares on any date fixed for that purpose by the Board of Directors, provided, however, that such record date
                                     --------
shall
not exceed 30 days prior to the Payment Date. The dividends accruing hereunder shall be computed on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each.

         (2) When dividends are not paid in full upon the Series A Shares and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Shares, all dividends declared upon the Series A Shares and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Shares shall be declared pro rata so that the amount of dividends declared per share on the Series A Shares and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Shares and such other Preferred Stock bear to each other. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Series A Shares which may be in arrears.

         (3) The rights of holders of Series A Shares to receive dividends is non-cumulative. Accordingly, if the Board of Directors of the Corporation fails to declare a dividend on the Series A Shares for any Dividend Period, the Corporation shall have no obligation to pay a dividend for such Dividend Period, whether or not dividends on the Series A Shares or any other class or series of capital stock of the Corporation are declared for any future Dividend Period.

         (4) If dividends at the rate per share set forth in Paragraph B(1) for the then-current Dividend Period shall not have been declared and paid or set apart for payment on all outstanding shares of Series A Shares for such Dividend Period then, if the deficiency shall not be declared and fully paid or set apart for payment prior to the next Dividend Period, the Corporation shall not, with respect to the then-current Dividend Period, (i) declare or pay or set apart for payment any dividends or make any other distribution on Junior Stock, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock, or (ii) make any payment on account of the repurchase, redemption or other retirement of any Junior Stock.

         (5) If and whenever the Corporation fails to pay in whole or in part three quarterly dividends (whether or not consecutive) payable on the Series A Shares as provided for in this Section B, the Corporation, in connection with the declaration and payment of any dividend upon Junior Stock which is otherwise permissible as provided in this Section B, shall not declare and pay a quarterly dividend in an amount in excess of the last quarterly dividend declared and paid upon such Junior Stock.

C.       Liquidation Rights.
         ------------------

         (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series A Shares shall be entitled to be paid in full an amount equal to $25.00 per share (which amount is referred to hereafter as the "Liquidation Preference"), as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events that affect the number of outstanding Series A Shares, without accumulation of unpaid dividends for prior Dividend Periods, or such lesser amount remaining after the claims of all creditors have been satisfied. If such payment shall have been made in full to all holders of shares of Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of Junior Stock, according to their respective rights and preferences and in each case according to their respective number of shares, but in no event shall the holders of the Series A Shares be entitled to any further participation in any distribution of assets by the Corporation. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay such Liquidation Preference on all outstanding Series A Shares and the liquidation preferences payable on all shares of other classes or series of stock of the Corporation ranking on a parity with the Series A Shares in the distribution of assets, then the holders of Series A Shares and of all other such classes or series shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

         (2) Nothing herein contained shall be deemed to prevent redemption of Series A Shares by the Corporation in the manner provided in Section D hereof. Any (i) sale, lease or other disposition of all or substantially all of the assets of the Corporation, (ii) consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization, or (iii) transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of 50% of the Corporation's outstanding voting power is transferred, shall be deemed to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section C.

D.       Redemption.
         ----------

         (1) Subject to Section D(4) hereof and the prior approval of the Board of Governors of the Federal Reserve System, the Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Series A Shares at the time outstanding, at any time or from time to time, after five years from the date of its issuance, or prior thereto upon the approval of at least a majority of the outstanding Series A Shares, upon notice given as hereinafter specified, at $25.00 per share together with all accrued and unpaid dividends as of the redemption date for the then-current Dividend Period (without accumulation of unpaid dividends for prior Dividend Periods). The Corporation shall not be required to establish a sinking or retirement fund with respect to the Series A Shares.

         (2) Notice of every redemption of Series A Shares shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least 40 days and not more than 70 days prior to the date fixed for redemption.

         (3) In case of redemption of only a portion of the Series A Shares at the time outstanding, the redemption may be either pro rata or by lot, at the option of the Board of Directors of the Corporation. The Board of Directors shall have full power and authority, subject to the provisions herein contained and applicable regulatory approval, to prescribe the terms and conditions upon which any or all of the Series A Shares shall be redeemed from time to time.

         (4) If notice of redemption shall have been duly given, or if the Corporation shall have given to a bank or trust company designated to act as redemption agent irrevocable and unconditional authorization and direction to give such notice, at least 40 days and not more than 70 days prior to the date fixed for redemption (which date shall not be more than 70 days after the date of such authorization and direction), and if on or before the redemption date specified therein the cash funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust with irrevocable instruction and authority, subject to Section D(5), to pay the redemption price to the holders of the Series A Shares called for redemption upon surrender of the certificate therefor, then, notwithstanding that any certificate for such Series A Shares called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all such Series A Shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the close of business on the date fixed for redemption the funds so deposited, without interest. Any bank or trust company selected by the Corporation to act as redemption agent shall be organized and in good standing under the laws of the United States of America or any State thereof, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. In case fewer than all the Series A Shares represented by a stock certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof; provided, however, that such replacement certificate shall be issuable only in denominations of whole shares and cash will be payable in respect of fractional interests.

         (5) Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

         (6) No sinking fund shall be established for the retirement or redemption of the Series A Shares.

E.       Voting Rights.
         -------------

         (1) The holders of Series A Shares shall not have any voting rights except as may be provided for in this Section E or except as may be required by law.

         (2) If and whenever the Corporation fails to pay in whole or in part eight quarterly dividends (whether or not consecutive) payable on the Series A Shares as provided for in Section B herein, the number of directors then constituting the Board of Directors shall be increased by one director (such additional director being referred to herein as the "Representative Director") and the holders of Series A Shares, together with the holders of shares of every other series of Preferred Stock ranking on a parity with the Series A Shares with respect to the payment of dividends or distribution on liquidation similarly entitled to vote for the Representative Director, voting separately as a class, regardless of series, shall be entitled to elect the Representative Director at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of such series of the Preferred Shares called as hereinafter provided and at each annual meeting thereafter with respect to the election of the Representative Director.

                  (a) At any time after the voting power shall have been so vested in the holders of Series A Shares and of any other such series of the Preferred Stock, the secretary of the Corporation shall call a special meeting of the holders of the Series A Shares and of such other series of the Preferred Stock entitled to vote for the election of the Representative Director to be elected by them as herein provided, the call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law.

                  (b) The Representative Director elected at any such special meeting shall hold office for the balance of the term of the class or classes to which such Representative Director was elected, and until his or her successor shall have been elected and qualified. In case any vacancy shall occur in the Representative Director elected by the holders of shares of such series of the Preferred Stock, a successor shall be elected by the holders of such series, such successor Representative Director to serve until the earlier of the: (i) next annual meeting of shareholders or special meeting held in place thereof and until his successor shall have been elected and qualified; or (ii) such successor Representative Director's removal pursuant to the next sentence hereof. The Representative Director may be removed from office only upon the direction and order of applicable regulatory authorities or upon the vote of the holders of the Preferred Stock which elected such Representative Director.

                  (c) At any meeting of shareholders held while holders of Preferred Stock have the voting power to elect the Representative Director, the holders of a majority of the voting power of the outstanding shares of Preferred Stock so entitled to vote who are present in person or by proxy shall be sufficient to constitute a quorum for the election of the Representative Director as herein provided.

                  (d) Any new series of Preferred Stock other than any Junior Stock shall be entitled to participate with the Series A Shares and any other series so entitled in voting for the election of the Representative Director to the extent and under the conditions set forth in the resolutions creating such class or series, provided that the relative voting power of such series in such election shall be as set forth in Section E(2) hereof.

         (3) So long as any Series A Shares are outstanding, in addition to any other vote of shareholders required by law or by the Corporation's Articles of Incorporation, the affirmative vote of the holders of at least a majority of the Series A Shares and of all other series of the Preferred Stock similarly entitled to vote upon the matter then being considered, acting as a single class regardless of series, given in person or by proxy, at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (a) Any amendment, alteration or repeal of any of the provisions of these Articles Supplementary which affects materially or adversely the voting rights, designations, Liquidation Preferences and other preferences, qualifications, privileges, limitations, or other special rights or that would reduce the redemption price or alter the redemption rights, of the holders of the Series A Shares; provided, however, that for purposes of this subparagraph
(a), the amendment of the provisions of these Articles Supplementary so as to authorize or create, or to increase the authorized amount of, any shares of any class ranking junior to the Series A Shares with respect to both the payment of dividends and distribution on liquidation shall not be deemed to affect adversely the voting rights, designations, preferences, qualifications, privileges, limitations, conversion rights or other special rights, if any, of the holders of the Series A Shares, and provided further that if any such amendment, alteration or repeal would affect materially or adversely any voting rights, designations, preferences, qualifications, privileges, limitations or other special rights, if any, of the holders of the Series A Shares which are not enjoyed by some or all of the other series otherwise entitled to vote in accordance with this Section E(3), the affirmative vote of the holders of at least a majority of the Series A Shares and of all other series, if any, similarly affected, similarly given, shall be required in lieu of the affirmative vote of the holders of at least a majority of the Series A Shares and of all other series of the Preferred Stock otherwise entitled to vote in accordance with this Subsection (3); or

                  (b) The creation or authorization of any shares of any class or series, or any security convertible into shares of any class or series, ranking prior to or on a parity with the Series A Shares in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends.

provided, however, no such consent of the holders of the Series A Shares pursuant to subparagraphs (a) and (b) of this Section E(3) above shall be required if, at or prior to the time when any such action is to take effect or when the issuance of any such securities is to be made, as the case may be, all Series A Shares shall have been redeemed (payment having been made to the holders of Series A Shares) or converted into Common Stock.

F.       Conversion.
         ----------

         At any time after the issuance of the Series A Shares (hereinafter in this Section F only called the "Shares"), the Shares shall be convertible into Common Stock on the following terms and conditions:

         (1) Subject to and upon compliance with the provisions of this Section F, the holder of any Shares may at such holder's option convert any such Shares into such number of fully paid and non-assessable shares of Common Stock as are issuable pursuant to subsection (3) of this Section F based on the Conversion Rate, as such Rate may be adjusted in accordance with the provisions of this Section F. No adjustment shall be made for dividends unpaid on any Shares that shall be converted or for dividends on any Common Stock that shall be issuable upon the conversion of such shares.

         (2) The surrender of any Shares for conversion shall be made by the holder thereof at the office of any bank or trust company in this state including the Corporation itself or an affiliate thereof, which is appointed by the Corporation as the conversion agent for the Series A Shares ("Conversion Agent"), and such holder shall give written notice to the Corporation at said office that such holder elects to convert such Shares in accordance with the provisions of this Section F. Such notice also shall state name or names (with addresses) in which the certificate or certificates for Common Stock which shall be issuable on such conversion shall be issued. Subject to the provisions of subsection (1) of this Section F, every notice of election to convert shall constitute a contract between the holder of such Shares and the Corporation, whereby such holder shall be deemed to subscribe for the number of shares of Common Stock which such holder will be entitled to receive upon such conversion, and in payment and satisfaction of such subscription, to surrender such Shares and to release the Corporation from all obligations thereon, and whereby the Corporation shall be deemed to agree that the surrender of such Shares and the extinguishment of its obligations thereon shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

         As soon as practicable after the receipt of such notice and Shares, the Corporation shall issue and shall deliver at said office of the Conversion Agent to the person for whose account such Shares were so surrendered, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Shares, and a check or cash for the payment (if any) to which such person is entitled pursuant to subsection (5) of this Section F, together with a certificate or certificates representing the Shares, if any, which are not to be converted, but which constituted a portion of the Shares represented by the certificate or certificates surrendered by such person. Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion and surrender of Shares for the purpose shall be deemed to have become on said date the holder or holders or record of the shares represented thereby.

         (3) The Conversion Rate shall be one share of Common Stock for each Share surrendered for conversion.

         (4) The Conversion Rate shall be subject to adjustment from time to time as follows:

                  (a) If the Corporation shall (i) pay a dividend in shares of its Common Stock, or effect a subdivision of its outstanding shares of Common Stock (otherwise than by a payment of a dividend in Common Stock), (ii) combine its outstanding shares of Common Stock into a smaller number of shares or (iii) issue by reclassification of its shares of its Common Stock any shares of capital stock, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a Share surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of the Corporation which such holder would have been entitled to receive after the happening of such event had such Shares been converted immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, and shall also be effective retroactively as to Shares converted between such record date and the date of the happening of such event.

                  (b) In the event of any consolidation of the Corporation with or merger of the Corporation into another corporation, or in the event of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to another corporation, or in the case of any reorganization of the Corporation, the holder of each Share then outstanding shall have the right thereafter to convert such Shares into the kind and amount of shares of stock and other securities and property, including cash, which would have been deliverable to such holder upon such consolidation, merger, sale, conveyance, exchange, transfer or reorganization if such holder had converted such holder's Shares into Common Stock immediately prior to such consolidation, merger, sale, conveyance, exchange, transfer or reorganization. In any such event, effective provision shall be made in the instrument effecting or providing for such consolidation, merger, sale, conveyance, exchange, transfer or reorganization so that that provisions set forth herein for the protection of the conversion rights of the Shares shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other securities or property, including cash, deliverable after such consolidation, merger, sale, conveyance, exchange, transfer or reorganization upon the conversion of the Shares, or such other securities as shall have been issued to the holders thereof in lieu thereof or in exchange therefor. The provisions of this subsection (4)(b) shall similarly apply to successive consolidations, mergers, sales, conveyances, exchanges, transfers and reorganizations.

                  (c) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least two percent (2%) in such Rate; provided, however, that any adjustments which by reason of this subsection (4)(c) are not required to be, and are not, made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (4)(c) shall be made to the nearest one hundredth of a share.

                  (d) Whenever the Conversion Rate shall be adjusted as provided in this Section F, the Corporation shall forthwith file at the office of the Conversion Agent maintained by the Corporation pursuant to subsection (2) of this Section F a statement signed by the Chairman of the Board or the President of the Corporation and by its Treasurer stating the adjusted Conversion Rate determined as provided herein. Such statement shall show in detail the facts requiring such adjustment. Whenever the Conversion Rate is adjusted, the Corporation shall cause a notice stating the adjustment and the new Conversion Rate to be mailed to each holder of record Shares.

         (5) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Shares. If more than one Share shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such Shares so surrendered. If the conversion of any Shares results in a fraction, an amount equal to such fraction multiplied by the Closing Price of the Common Stock on the business day next preceding the date of conversion shall be paid to such holder in cash by the Corporation. The Closing Price of the Common Stock for each day shall be the last reported sales price, regular way, on the principal national securities exchange upon which the Common Stock is listed, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such national securities exchange, or if the Common Stock is not then listed on a national securities exchange, the average of the closing prices or, if applicable, closing bid and asked prices, in the over-the-counter market as furnished by the nationally recognized securities firm or association selected from time to time by the Corporation for that purpose. If no such prices are available, the value of a share of Common Stock for purposes of this Section F(5) shall be determined in good faith by the Board of Directors of the Corporation.

         (6) If any Share shall be called for redemption, the right to convert such Share shall terminate and expire at the close of business on the business day next preceding the date fixed for said redemption pursuant to Paragraph D hereof.

         (7) The issuance of stock certificates on conversion of Shares shall be made free of any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that of the holder of the Shares converted, and the Corporation shall not be required to issue or deliver any such stock certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         (8) If in any case a state of facts occurs where in the opinion of the Board of Directors of the Corporation the other provisions of this Section F are not strictly applicable, or if strictly applicable, would not fairly protect the conversion rights of the Shares in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions in accordance with such essential intent and principles as to protect such conversion rights as aforesaid.

         (9) The Corporation shall, at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding Shares and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Shares.

         (10) Shares converted shall not be reissued as Series A Shares but assume the status of authorized but unissued shares of Preferred Stock of the Corporation.

         (11)     For purposes of this Section F:

                  (a) "Conversion Rate" at any time shall mean the amount of Common Stock of the Corporation into which at such time one Share shall be convertible in accordance with the provisions of this Section F. Subject to adjustment as provided in this Section F, the Conversion Rate shall be as provided in Section F(3).

                  (b) "Common Stock" shall mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit or preferences as to the amount or percentage. If by reason of the operation of subsection (4)(b) of this Section F the Shares shall be convertible into any other shares of stock or other securities or property of the Corporation, any reference herein to the conversion of Shares pursuant to this Section F shall be deemed to refer to and include the conversion of Shares into such other shares of stock or other securities or property.

G.       Notice of Record Date.
         ---------------------

In the event:
------------

         (1) that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or any other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

         (2) that the Corporation subdivides or combines its outstanding shares of Common Stock;
                                      -9-

         (3) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

         (4) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred, and shall cause to be mailed to the holders of the Series A Preferred at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                  (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                  (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

H.     Definitions. As used herein with respect to the Series A Shares, the term
       -----------
"Junior Stock" shall mean the common stock and any other class or series of shares of the Corporation hereafter authorized over which Series A Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

I.     No Other Rights. Except as required by law, the Series A Shares shall not
       ---------------
have any relative, participating, optional or other special rights and powers other than as set forth herein.

      The Board of Directors of Patapsco Bancorp, Inc. (the "Corporation"), duly adopted the Resolution contained in these Articles Supplementary on August 23, 2000.

         IN WITNESS WHEREOF, Joseph J. Bouffard, its President, has executed this instrument and its secretary, Theodore C. Patterson, has affixed the corporate seal hereto and attested said seal on the 23 day of August 2000.

                                    PATAPSCO BANCORP, INC.


                                    By: /s/ Joseph J. Bouffard
                                        ---------------------------------------
                                        Joseph J. Bouffard, President
         SEAL


ATTEST:


/s/ Theodore C. Patterson
-----------------------------------------------
Theodore C. Patterson, Secretary







                                      -11-